UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

FIESTA RESTAURANT GROUP, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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ADDITIONAL INFORMATION REGARDING THE 2020 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, APRIL 29, 2020

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The following Notice of Change of Location (the “Notice”) supplements and relates to the proxy statement (the “Proxy Statement”) of Fiesta Restaurant Group, Inc. (the “Company”), dated March 20, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual Meeting of Stockholders to be held on Wednesday, April 29, 2020. This Notice is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about April 7, 2020.

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THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

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NOTICE OF CHANGE OF LOCATION OF

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, APRIL 29, 2020

FOR IMMEDIATE RELEASE

Investor Relations Contact:

Raphael Gross

203-682-8253

investors@frgi.com

Fiesta Restaurant Group, Inc. Changes to Virtual Meeting Format for 2020 Annual Meeting of Stockholders

DALLAS, Texas - (Business Wire) – April 7, 2020 - Fiesta Restaurant Group, Inc. (the "Company") (NASDAQ: FRGI), parent company of the Pollo Tropical® and Taco Cabana® restaurant brands, announced today that due to the increasing public health risk posed by COVID-19 and in accordance with current governmental state of emergency orders, the Company's 2020 Annual Meeting of Stockholders will be changed from an in-person meeting to a virtual only meeting to be held solely by means of remote communication. Stockholders will not be able to attend the 2020 Annual Meeting of Stockholders in person.

The 2020 Annual Meeting of Stockholders will be held on the previously announced date on Wednesday, April 29, 2020 now at 10:00 a.m. Eastern Time. As noted in the proxy statement filed by the Company on March 20, 2020, stockholders of record as of end of business on March 2, 2020 are entitled to participate in the 2020 Annual Meeting of Stockholders. Stockholders will be able to attend and vote online (for those who intend to vote in person) at www.virtualshareholdermeeting.com/FRGI2020 by entering the 16-digit control number provided on their proxy card. This website also contains instructions as to how to participate in the virtual 2020 Annual Meeting of Stockholders.

For those who do not intend to vote at the virtual 2020 Annual Meeting of the Stockholders, eligible stockholders may continue to vote at www.proxyvote.com, by phone, and by mail until 11:59 p.m. ET on April 28, 2020, in accordance with the instructions provided in the proxy materials. Stockholders will not receive a new proxy card reflecting the change to a virtual only meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote the Company's shares owned by stockholders in connection with the 2020 Annual Meeting of Stockholders.

For further information, please refer to the Company's Notice of 2020 Annual Meeting of Stockholders and Proxy Statement, filed with the Securities and Exchange Commission on March 20, 2020, which can be accessed on the Company's website at www.frgi.com under Investor Relations.

About Fiesta Restaurant Group, Inc.

Fiesta Restaurant Group, Inc., owns, operates and franchises the Pollo Tropical® and Taco Cabana® restaurant brands. The brands specialize in the operation of fast casual/quick service restaurants that offer distinct and unique flavors with broad appeal at a compelling value. The brands feature fresh-made cooking, drive-thru service and catering. For more information about Fiesta Restaurant Group, Inc., visit the corporate website at www.frgi.com.

Forward-Looking Statements

Certain statements contained in this release and in our public disclosures, whether written, oral or otherwise made, relating to future events or future performance, including any discussion, express or implied regarding our anticipated growth, plans, objectives and the impact of our investments in strategic and sales building initiatives, including those relating to advertising and marketing, operations improvements, menu development and simplification, digital ordering and online sales, catering and third-party delivery on future sales, margins and earnings, and the recent COVID-19 outbreak contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are often identified by the words "may," "might," "believes," "thinks," "anticipates," "plans," "positioned," "target," "continue," "expects," "look to," "intends" and other similar expressions, whether in the negative or the affirmative, that are not statements of historical fact. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict, and you should not place undue reliance on our forward-looking statements. Our actual results and timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those discussed from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 29, 2019 and our quarterly reports on Form 10-Q. All forward-looking statements and the internal projections and beliefs upon which we base our expectations included in this release are made only as of the date of this release and may change. While we may elect to update forward-looking statements at some point in the future, we expressly disclaim any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.